UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 26, 2023
MURPHY OIL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9805 Katy Fwy, Suite G-200
Houston,	Texas	77024
(Address of principal executive offices, including zip code)

(281)	675-9000
Registrant’s telephone number, including area code
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 Par Value	MUR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                             Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                ☐

Item 2.02.   Results of Operations and Financial Condition
The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”
On January 26, 2023 Murphy Oil Corporation issued a news release announcing its financial and operating results for the quarter and year ended December 31, 2022. The full text of this news release is attached hereto as Exhibit 99.1.
Item 8.01. Other Events
On January 26, 2023, Murphy Oil Corporation (“the Company”) issued a news release, attached hereto as Exhibit 99.2, announcing that the Company’s Board of Directors declared a quarterly cash dividend on its Common Stock of Murphy Oil Corporation of $0.275 per share, or $1.10 per share on an annualized basis. This represents a 120 percent increase since fourth quarter 2021 and a 10 percent increase from the previous quarter. The dividend is payable on March 1, 2023, to holders of record as of February 13, 2023.
Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Murphy Oil Corporation Announces Fourth Quarter and Full Year 2022 Results, Preliminary Year-End 2022 Reserves, 2023 Capital Expenditure and Production Guidance.
99.2	Murphy Oil Corporation Announces 10 Percent Dividend Increase

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION
Date: January 26, 2023
	By:	/s/ Paul D. Vaughan
Paul D. Vaughan
Vice President and Controller

Exhibit Index

Exhibit No.
99.1	Murphy Oil Corporation Announces Fourth Quarter and Full Year 2022 Results, Preliminary Year-End 2022 Reserves, 2023 Capital Expenditure and Production Guidance.

99.2	Murphy Oil Corporation Announces 10 Percent Dividend Increase

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)